UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2022

IO BIOTECH, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41008	87-0909276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ole Maaløes Vej 3

DK-2200 Copenhagen N

Denmark

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +45 7070 2980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IOBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2022, the Board of Directors of IO Biotech, Inc. (the “Company”) appointed David V. Smith as a director of the Company, effective as of March 1, 2022. The Board also appointed Mr. Smith to serve on the Company’s Audit Committee. A copy of the press release announcing the appointment of Mr. Smith is attached as Exhibit 99.1 to this report.

There are no arrangements or understandings between Mr. Smith and any other person pursuant to which Mr. Smith was selected as a director. There are no transactions involving Mr. Smith that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment as a director of the Company, Mr. Smith will be eligible for compensation in accordance with the Company’s Non-Employee Directors’ Compensation Policy (the “Policy”). Under the Policy, Mr. Smith will receive an annual retainer of $40,000 for his service as a director and will receive an annual committee member fee of $7,500 for his service on the Audit Committee.

In addition, on March 1, 2022, Mr. Smith received a grant of 28,019 stock options. The stock options will vest monthly over three years, subject to Mr. Smith’s continuous service on each applicable vesting date. All stock options are to be settled in shares of the Company’s common stock. Like other eligible directors, Mr. Smith will be eligible to receive subsequent stock option awards if he is continuing his service on the Company’s board of directors following each annual meeting of stockholders. In accordance with the Policy, the value of such subsequent awards of stock option grants shall be $75,000 as of the grant date and will vest upon the one-year anniversary of the grant date, subject to Mr. Smith’s continuous service until such date. Notwithstanding the vesting schedules described above, if Mr. Smith remains in continuous service until a change of control of the Company, he will become fully vested in all of his then-outstanding equity awards.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated March 3, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IO BIOTECH, INC.

Date: March 3, 2022	By:	/s/ Mai-Britt Zocca
	Name:	Mai-Britt Zocca, Ph.D.
	Title:	Chief Executive Officer